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                                                                   EXHIBIT 21

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                                                                        ORGANIZED
                                                                        UNDER LAW OF
                                                                        ----------------------
UNIVERSAL CORPORATION                                                   Virginia
B. V. European Tobacco Company                                          Netherlands
B.V. Deli-HTL Tabak Maatschappij                                        Netherlands
Beleggings-en Beheermaatschappij "DE Amstel' B.V.                       Netherlands
Casa Exported Limited                                                   Virginia
Casalee (UK) Ltd.                                                       United Kingdom
Casalee Transtobac (PVT) Ltd.                                           Zimbabwe
Casalee Transtobac Lieferanten A.G.                                     Switzerland
Casalee, Inc.                                                           Virginia
Companhia Panamericana de Tabacos "Copata"                              Dominican Republic
Continental Tobacco, S.A.                                               Switzerland
Corrie, MacColl & Son Ltd.                                              United Kingdom
Deli Maatschappij B.V.                                                  Netherlands
Deli Services B.V.                                                      Netherlands
Deli Universal, Inc.                                                    Virginia
Deli-Mij Holdings Ltd.                                                  United Kingdom
Deltafina, S.p.A.                                                       Italy
Dunnington-Beach Tobacco Company, Incorporated                          Virginia
Ermor Tabarama-Tabacos do Brasil Ltda.                                  Brazil
Gebruder Kulenkampff AG                                                 Germany
Gebruder Kulenkampff, Inc.                                              Virginia
Grassland Holding, Incorporated                                         Kentucky
Handelmatschappij Steffex B.V.                                          Netherlands
Harkema Services, Inc.                                                  Virginia
Heuvelman Holding B.V.                                                  Netherlands
Heuvelman Hout Beheer B.V.                                              Netherlands
HTC Commodities, Inc.                                                   Virginia
Imperial Commodities Corporation                                        California
Indoco International B.V.                                               Netherlands
Industria AG                                                            Switzerland
Industria Exportadora de Tabacos Dominicanos "Inetab" C. por            Dominican Republic
Itofina, S.A.                                                           Switzerland
J. P. Taylor Company, Incorporated                                      Virginia
Jongeneel B.V.                                                          Netherlands
Jongeneel Holding B.V.                                                  Netherlands
L'Agricola, S.p.A.                                                      Italy
Lancaster Leaf Tobacco Company of Pennsylvania, Inc.                    Virginia
Lancaster Philippines, Incorporated                                     Philippines
Lancotab, N.V.                                                          Belgium
Latin America Tobacco Company                                           Virginia
Limbe Leaf Tobacco Company, Limited                                     Malawi
Lytton Tobacco Company (Malawi) Limited                                 Malawi
Lytton Tobacco Company (Private), Limited                               Zimbabwe
Maclin-Zimmer-McGill Tobacco Company, Incorporated                      Virginia
Madison Management Ltd.                                                 British Virgin Isles
N.V. Deli Universal                                                     Netherlands
Nyiregyhazi Dohanyfermentalo Rt.                                        Hungary
Orient Leaf Tobacco Co., Inc.                                           Philippines
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
Procesadora Unitab, S.A.                                                Guatemala
Red River Commodities, Incorporated                                     North Dakota
Red River Foods, Inc.                                                   Virginia
Simcoe Leaf Tobacco Company, Limited                                    Canada
Southern Processors, Incorporated                                       Virginia
Southwestern Tobacco Company, Incorporated                              Virginia
Steffex Beheer B.V.                                                     Netherlands
Tabacos Argentinos S.A.                                                 Argentina
Tabacos Del Pacifico Norte, S.A. De C.V.                                Mexico
Tanzania Leaf Tobacco Co., Ltd                                          Tanzania
Tanzania Tobacco Processors LTD                                         Tanzania
Timmerfabriek Bouter En Zonen B. V.                                     Netherlands
Tobacco Processors, Incorporated                                        Virginia
Tobacco Trading International, Inc.                                     British Virgin Isles
Toutiana, S.A.                                                          Switzerland
Ultoco, S.A.                                                            Switzerland
Universal DC Holdings Ltd.                                              USA/United Kingdom
Universal Eastern Europe Limited                                        United Kingdom
Universal Leaf (UK) Limited                                             USA/United Kingdom
Universal Leaf Export Company, Incorporated                             Guam
Universal Leaf Far East, Limited                                        Hong Kong
Universal Leaf International, Inc.                                      Virginia
Universal Leaf North America NC, Inc.                                   North Carolina
Universal Leaf P.H., Inc                                                Virginia
Universal Leaf Services International                                   United Kingdom
Universal Leaf Tabacos Limitada                                         Brazil
Universal Leaf Tobacco Company, Incorporated                            Virginia
Universal Leaf Tobacco Poland Sp. z o.o.                                Poland
Van Rees B.V.                                                           Netherlands
Van Rees Ceylon B.V.                                                    Netherlands
Van Rees Ltd.                                                           United Kingdom
W. H. Winstead Company, Incorporated                                    Virginia
Zimbabwe Leaf Tobacco Company (Private) Limited                         Zimbabwe
Zimleaf Holdings (Private), Limited                                     Zimbabwe
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